AMENDMENT NO. 32

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This amendment effective as of May 24, 2019, amends the Master Investment Advisory Agreement (the “Agreement”), dated May 1, 2000, between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer V.I. Capital Appreciation Fund, Invesco Oppenheimer V.I. Conservative Balanced Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Invesco Oppenheimer V.I. Global Fund, Invesco Oppenheimer V.I. Global Strategic Income Fund, Invesco Oppenheimer V.I. Government Money Fund, Invesco Oppenheimer V.I. International Growth Fund, Invesco Oppenheimer V.I. Main Street Fund®, Invesco Oppenheimer V.I. Main Street Small Cap Fund® and Invesco Oppenheimer V.I. Total Return Bond Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco V.I. American Franchise Fund	February 12, 2010

Invesco V.I. American Value Fund	February 12, 2010

Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011

Invesco V.I. Comstock Fund	February 12, 2010

Invesco V.I. Core Equity Fund	May 1, 2000

Invesco V.I. Core Plus Bond Fund	May 1, 2000

Invesco V.I. Diversified Dividend Fund	February 12, 2010

Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco V.I. Equity and Income Fund	February 12, 2010

Invesco V.I. Global Core Equity Fund	February 12, 2010

Invesco V.I. Global Real Estate Fund	April 30, 2004

Invesco V.I. Government Money Market Fund	May 1, 2000

Invesco V.I. Government Securities Fund	May 1, 2000

Invesco V.I. Growth and Income Fund	February 12, 2010

Invesco V.I. Health Care Fund	April 30, 2004

Invesco V.I. High Yield Fund	May 1, 2000

Invesco V.I. International Growth Fund	May 1, 2000

Invesco V.I. Managed Volatility Fund	April 30, 2004

Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001

Invesco V.I. Mid Cap Growth Fund	February 12, 2010

Invesco Oppenheimer V.I. Capital Appreciation Fund	May 24, 2019

Invesco Oppenheimer V.I. Conservative Balanced Fund	May 24, 2019

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	May 24, 2019

Invesco Oppenheimer V.I. Global Fund	May 24, 2019

Invesco Oppenheimer V.I. Global Strategic Income Fund	May 24, 2019

Invesco Oppenheimer V.I. Government Money Fund	May 24, 2019

Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019

Invesco Oppenheimer V.I. Main Street Fund®	May 24, 2019

Invesco Oppenheimer V.I. Main Street Small Cap Fund®	May 24, 2019

Invesco Oppenheimer V.I. Total Return Bond Fund	May 24, 2019

Invesco V.I. S&P 500 Index Fund	February 12, 2010

Invesco V.I. Small Cap Equity Fund	September 1, 2003

Invesco V.I. Technology Fund	April 30, 2004

Invesco V.I. Value Opportunities Fund	September 10, 2001

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco V.I. Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*

To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco V.I. Value Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Over $250 million	0.60%

Invesco V.I. Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

Invesco V.I. Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%

Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%

Invesco V.I. Mid Cap Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%

Invesco V.I. Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco V.I. Managed Volatility Fund

Net Assets	Annual Rate
All Assets	0.60%

Invesco V.I. Diversified Dividend Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%

Invesco V.I. Global Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco V.I. American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. Comstock Fund

Invesco V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%

Invesco V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco V.I. Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%

Invesco V.I. American Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65	%”

Invesco Oppenheimer V.I. Capital Appreciation Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Over $1 billion	0.580%

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $700 million	0.600%
Over $1.5 billion	0.580%

Invesco Oppenheimer V.I. Conservative Balanced Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Over $800 million	0.600%

Invesco Oppenheimer V.I. Global Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $4.2 billion	0.600%
Over $5 billion	0.580%

Invesco Oppenheimer V.I. Global Strategic Income Fund*

Net Assets	Annual Rate**
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.500%
Over $5 billion	0.480%

**

To the extent Invesco Oppenheimer Global Strategic Income Fund invests its assets in Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Strategic Income Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Strategic Income Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer V.I. Government Money Fund*

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $500 million	0.400%
Over $1.5 billion	0.375%

Invesco Oppenheimer V.I. International Growth Fund*

Net Assets	Annual Rate
First $200 million	1.000%
Next $300 million	0.900%
Next $500 million	0.850%
Over $1 billion	0.820%

Invesco Oppenheimer V.I. Main Street Fund®*

Invesco Oppenheimer V.I. Main Street Small Cap Fund®*

First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.580%
Over $5 billion	0.560%

Invesco Oppenheimer V.I. Total Return Bond Fund*

Net Assets	Annual Rate
First $1 billion	0.600%
Over $1 billion	0.500	%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President